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                                                         EXHIBIT 21.1


                                                Jurisdiction of Incorporation
Subsidiaries of the Registrant                  or Organization
------------------------------                  ----------------------------
Advanced Energy Industries, Japan KK            Japan

Advanced Energy Industries, GmbH                Germany

Advanced Energy Industries, U.K. Limited        United Kingdom

Advanced Energy Industries, FSC                 Virgin Islands

Tower Electronics, Inc.                         Minnesota